Exhibit 10.16

Consultancy Agreement

Whereas,

On the basis of true and full expression of the intentions by the parties to this Consulting Agreement (the “Contract”) respectively, in accordance with the Contract Law of the People’s Republic of China and through equal consultation, and in consideration of the contents of the technical consultation, working conditions, payment, standards of inspection for acceptance, risks and liabilities and relevant technical and legal issues as described in the Contract, the parties hereby agree as follows which shall be strictly taken to by the parties:

1. Parties:

Principal: Jiangsu Zhongneng Photovoltaic Technology Development Co., Ltd. Consultant: Shanghai Creative Energy Company Limited

2. Type of the Contract:

The Contract is a technical consulting agreement

3. Date and Place of Execution

The Contract is entered into and executed by and between the parties on July 23, 2006 in Xuzhou.

4. Project Description (Summarize the particular technical project in the Contract by concise and normative terminologies)

Introduction of and technical and consultancy service in connection with the complete technologies package of the production of polysilicon,

5. Contents of Consultation

5.1 Particular technical problem to be resolved by the Contract is: technologies for the production of polysilicon

5.2 Requirements for Consultation

Technical consultation in connection with market analysis and technology analysis relating to the production of polysilicon by improved Siemens Method, and technical consultation on key technologies relating to environmental protection compliance.

5.3 Consultation Service

Assisting the introduction of the advanced technical solution for the production of polysilicon; coordinating the importation of systems and equipments, and arranging foreign experts in connection with key technologies, and providing technical consultation for the project.

6. Schedule

6.1 Location of the Consultation Service by the Consultant:

Shanghai, China; and on the site of Principal’s construction site for the polysilicon project (in the economic development zone of Xuzhou)

6.2 Schedule of the consultation by the Consultant:

January – March 2006: delivery of technology;

April – November 2006: coordinating the import of systems and equipments and arranging foreign experts consultation on key technology;

November 2006 – June 2007: participating in the onsite installation of systems and equipments;

July – December, 2007: providing technical service in connection with the adjustment and trial production of single equipment and the whole production line.

7. Conditions

7.1 the Principal shall provide the Consultant with the following conditions (including information, data, sample, materials, etc.):

the “Feasibility Study Report”, “Environmental Impact Analysis Report”, “Safety Pre-evaluation Report” and project approval from government for Phase I polysilicon project.

7.2 Timing and method for the provision of the abovementioned conditions: Before the end of June 2006

8. Confidentiality

8.1 Scope of Confidentiality:

Any technical solutions, technical parameters and information provided and acquired by the parties shall be used by parties only, and shall not be provided to third party by either party without the consent from the other party.

8.2 Term of Confidentiality:

Ten years from the effectiveness of the Contract upon execution.

9. Liability

Any losses caused by the decision of the Principal in reliance on the consulting report and opinion provided by the Consultant shall be compensated a refund of 50% of the total price of the Contract.

10. Acceptance of the Service

10.1 form of service provided by the Consultant

Technical solution report (in written documents), on-site instruction by foreign experts, importation of key equipments.

10.2 Date and location of the acceptance of the service

At the end of 2007, at the Principal’s construction site for the polysilicon project (in the economic development zone, Jinshanqiao, Xuzhou).

10.3 Method of inspection and acceptance

The completion of equipment testing of the Phase I 1,500 ton production facility, and the commencement of production at the Phase I 1,500 ton production facility

11. Fee and Payment

11.1 The total contract price under this contract is RMB 11,590,000, among which RMB 11,590,000 is the technical consultation fees

11.2 The Principal shall pay the Consultant RMB 1,000,000 before the end of July 2006 and the remaining RMB 10,590,000 shall be paid by the Principal before the end of August 2006 in one installment

12. Fee Settlement

12.1 The technical consultation fees shall be used at the direction of the Consultant

12.2 The balance after actual expenditure shall be handled as set forth below: [left blank intentionally]

12,3 Expenses for relevant machinery, equipment, material and other assets purchased during the technical consultation period shall be solely borne by the Consultant

13. Breach of the Contract

13.1 Any party who breaches Clause 6, Clause 7, Clause 8, Clause 10 or Clause 11 hereunder shall pay a liquidate damage amounting to 20% of the total price of the Contract and shall continue to perform the Contract thereafter.

13.2 The parties agree to continue the performance the Contract after the breaching party borne the liability for the breach of contract.

14. Amendment

Any amendment to the Contact during the term of the Contract shall be made by agreement between the parties in writing, and shall be deemed as supplement of this Contract.

15. Termination

15.1 During the term of the Contract, one party shall be entitled to terminate the Contract by notice to the other party within thirty days after the occurrence of either of the following events:

(1) the Contract could not be performed or does not need to be performed due to the breach of contract by the other party;

(2) other events agreed upon by the parties.

15.2 After the termination of the Contract, in respect of the actual loss caused to the parties relating to the obligation that has already been performed under the Contract, the parties shall negotiated with each other for a solution based on the status of contract performance.

16. Dispute Resolution

16.1 Any dispute arising out of the performance of the Contract shall be resolved through consultation;

16.2 If the dispute cannot be resolved by consultation, the parties agree to submit the dispute to Shanghai Arbitration Committee for arbitration.

17. Interpretation

For the purpose of avoiding difference in understanding, the parties hereby confirm as follows in respect of the relevant term and terminologies in the Contract and relevant supplementary contract:

None

18. Supplementary Agreement

18.1 The parties confirm that the following agreement shall be the appendix to the Contract and shall have the same effectiveness as the Contract:

None

18.2 Other matters need for further consultation:

None

19. Effectiveness

The Contract shall be effective on the day when signed and sealed by the parties and terminated on December 31, 2007. The Contract shall be executed in six copies, with four to the Principal and two to the Consultant, and each copy is as effective as each other copy.

The Principal: Jiangsu Zhongneng Photovoltaic Technology Development Co., Ltd. (seal)	The Consultant: Shanghai Creative Energy Company Limited (seal)

Legal Representative/Entrusted Agent:	Legal Representative/Entrusted Agent:

Zhu Gongshan	Domicile:

Domicile:	Postalcode:

Postalcode:	Telephone:

Telephone:	Fax:

Fax:	Email:

Email:	Bank of Deposit:

Bank of Deposit:	Account Number:

Account Number: